UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2006

PLAINS EXPLORATION & PRODUCTION COMPANY

(Exact name of registrant as specified in charter)

Delaware	33-0430755
(State of Incorporation)	(I.R.S. Employer Identification No.)

001-31470

(Commission File No.)

700 Milam, Suite 3100

Houston, Texas 77002

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (713) 579-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 28, 2006, Plains Exploration & Production Company (“PXP” or the “Company”) entered into a Second Amendment and Waiver (the “Amendment”) to its Amended and Restated Credit Agreement dated May 16, 2005, as amended by the First Amendment to Amended and Restated Credit Agreement dated as of November 1, 2005 (the “Credit Agreement”).

The Amendment, dated as of September 28, 2006, among PXP, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent for the lenders (“JPMorgan”), provides for, among other things:

•	the redemption of PXP’s senior notes;

•	the tender by PXP for its senior subordinated notes;

•	a waiver for the payment of any consent solicitation fee in connection with such tender; and

•	an increased dollar amount with respect to investments in PXP’s unrestricted subsidiaries.

In addition, the Company reduced its borrowing base from $1.2 billion to $1.0 billion until the next borrowing base redetermination date, which is November 1, 2006. The commitments under the Credit Facility remain unchanged at $750 million. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 4.1 hereto and incorporated by reference herein.

From time to time, JPMorgan and its respective affiliates have directly and indirectly provided investment and/or commercial banking services to us for which they have received customary compensation and expense reimbursement. JPMorgan and its affiliates may in the future provide similar services. In addition, JPMorgan is the dealer manager and solicitation agent in connection with our tender offer and consent solicitation related to our 8 3/4% Senior Subordinated Notes, as described below under Item 8.01.

Item 1.02 Termination of a Material Definitive Agreement

To the extent required by Item 1.02 of Form 8-K, the information contained in or incorporated by reference in Item 8.01 of this report is incorporated by reference in this Item 1.02. In addition, to the extent required by Item 1.02 of Form 8-K, the Indenture between the Company, the subsidiary guarantors parties thereto and Wells Fargo Bank, N.A., as Trustee (“Wells Fargo”), dated as of June 30, 2004 (the “Senior Notes Indenture”), which was filed as Exhibit 4.1 to PXP’s registration statement on Form S-4 filed by PXP on August 18, 2004, is incorporated by reference in this Item 1.02 pursuant to General Instruction B.3 of Form 8-K.

On September 29, 2006, PXP elected to call for full redemption its $250 million aggregate principal amount of 7-1/8% Senior Notes due 2014 (the “Senior Notes”) and Wells Fargo Bank, N.A., the trustee for the Senior Notes, has been instructed to mail a notice of redemption to all registered holders of the Senior Notes on October 4, 2006.

The redemption price for the Senior Notes is the present value of (i) $258,907,500 (which is the redemption price of the Senior Notes at June 15, 2009) plus (ii) $46,609,375, which is the total of all remaining scheduled interest payments on the Senior Notes from November 3, 2006, which is the redemption date, to June 15, 2009 (other than any portion of such payments accrued as of the redemption date), discounted back to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate (as defined in the Senior Notes Indenture) plus 50 basis points. Using the treasury rate on September 29, 2006, the total redemption price would be approximately $270 million, which represents a $20 million premium over the principal amount of the Senior Notes. The actual redemption price will be based on the treasury rate on October 31, 2006. Upon redemption by PXP of the Senior Notes, as described under Item 8.01 of this Form 8-K, none of the Senior Notes will remain outstanding and the Senior Notes Indenture will generally cease to be of further effect.

PXP does not expect to incur any early termination penalties in connection with the redemption of the Senior Notes beyond the premium reflected in the redemption price described above.

Wells Fargo is the lender under PXP’s short-term credit facility and its Credit Agreement.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On September 29, 2006, PXP sold certain of its non-strategic oil and gas properties for approximately $865 million in cash to Occidental Petroleum Corporation (“OXY”) pursuant to a Purchase and Sale Agreement dated as of August 6, 2006, and effective as of October 1, 2006 (the “Purchase Agreement”), by and among PXP, PXP Gulf Coast Inc., PXP Texas Limited Partnership, and Brown PXP Properties, LLC, and Vintage Production California LLC, Occidental of Elk Hills, Inc., Occidental Permian Ltd., Oxy USA Inc., and Occidental International Oil & Gas Ltd., as amended by the Amendment to Purchase and Sale Agreement dated as of September 29, 2006. The oil and gas properties sold are located onshore California and in West Texas.

The pro forma financial information required to be filed pursuant to Items 2.01 and 9.01 is set forth below under Item 9.01.

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

To the extent required by Item 2.04 of Form 8-K, the information contained or incorporated in Items 1.02 and 8.01 of this report is incorporated by reference in this Item 2.04.

Item 7.01 Regulation FD Disclosure

Investor Conference

On October 4, 2006, a representative of Plains Exploration & Production Company (“PXP”) is scheduled to present at the IPAA 2006 Oil & Gas Investment Symposium in San Francisco at 1:50 p.m. Pacific time. The presentation materials will be posted in the Investor Information section of PXP’s website, http://www.plainsxp.com for 60 days after the event.

Update of 2006 Guidance

Below PXP is issuing operating and financial guidance for the fourth quarter of 2006 to reflect the impact of the asset sale to OXY. The Company is also increasing its estimate of 2006 total capital spending from $526 million to $610 million, including capitalized G&A and interest. This change primarily reflects additional investments in the deepwater Gulf of Mexico.

The following guidance contains forward-looking information that is intended to be covered by the safe harbor “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. This guidance is based on assumptions and estimates that management believes are reasonable based on currently available information; however, management’s assumptions and our future performance are both subject to a wide range of business risks and uncertainties, and there is no assurance that these goals and estimates can or will be met. Any number of factors could cause actual results to differ materially from those discussed below. Please refer to our filings with the SEC, including our Form 10-K for the year ended December 31, 2005, for a discussion of the risks and uncertainties that may affect actual results. The estimates set forth below are given as of the date hereof only based on information available as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements.

Plains Exploration & Production Company

4th Quarter 2006 Operating and Financial Guidance

4th Quarter 2006

Estimated Production Volumes (MBOE/day)

Barrels of oil equivalent produced	54.0 - 60.0

Production used in operations	2.0

Production volumes sold (1)	52.0 - 58.0

% Oil	90%

% Gas	10%

Price Realization % of Index (unhedged)

Oil - NYMEX	83% - 87%

Gas - Henry Hub	90% - 95%

Production Costs per BOE (1)

Lease operating expenses	$7.10 - $7.85

Steam gas costs (2)	$4.50 - $5.00

Electricity	$1.85 - $2.05

Production and ad valorem taxes	$0.85 - $0.95

Gathering and transportation	$0.05 - $0.10

(1)	Production costs per BOE are calculated using production volumes sold.

(2)	Steam gas costs are calculated based on the purchased volumes burned at a base Henry Hub index price of $6.00 per MMBtu. The purchased volumes have increased to 41,000 - 46,000 MMBtu per day. Increases over prior periods are due to the sale of gas producing properties to OXY and increased steaming operations.

In accordance with General Instruction B.2. of Form 8-K, the information presented under this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing. PXP does not undertake to update the information as posted on its website; however, it may post additional information included in future press releases and Forms 8-K, as well as posting its periodic Exchange Act reports.

Item 8.01 Other Events

PXP issued a press release on October 4, 2006 announcing its election to call for redemption its $250,000,000 of 7-1/8% Senior Notes due 2014 and its election to tender for its $275,000,000 of 8 3/4% Senior Subordinated Notes due 2012.

A copy of this press release is filed as Exhibit 99.1 to this report and is incorporated by reference in this Item 8.01.

Item 9.01 Financial Statements and Exhibits

(b)(1) Pro forma financial information

On September 29, 2006, PXP sold certain of its non-strategic oil and gas properties for approximately $865 million in cash to OXY pursuant to a Purchase and Sale Agreement. The pro forma financial information required to be filed pursuant to Items 2.01 and 9.01 of Form 8-K is attached hereto as Exhibit 99.3 and is incorporated by reference in this Item 9.01.

(d) Exhibits

Exhibit Number	Document

4.1	Second Amendment and Waiver to Amended and Restated Credit Agreement.

10.1	Amendment to Purchase and Sale Agreement dated September 29, 2006 by and among Plains Exploration & Production Company, PXP Gulf Coast Inc., PXP Texas Limited Partnership, Brown PXP Properties, LLC, PXP Louisiana L.L.C., and PXP Texas, Inc. and Vintage Production California LLC, Occidental of Elk Hills, Inc., Occidental Permian Ltd., Oxy USA Inc. and Occidental International Oil & Gas Ltd.

99.1	Press Release dated October 4, 2006.

99.2	Press Release dated October 4, 2006.

99.3	Pro forma financial information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS EXPLORATION & PRODUCTION COMPANY

Date: October 4, 2006	/s/ Cynthia A. Feeback
Cynthia A. Feeback Vice President, Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Document

Exhibit 4.1	Second Amendment and Waiver to Amended and Restated Credit Agreement.

Exhibit 10.1	Amendment to Purchase and Sale Agreement dated September 29, 2006 by and among Plains Exploration & Production Company, PXP Gulf Coast Inc., PXP Texas Limited Partnership, Brown PXP Properties, LLC, PXP Louisiana L.L.C., and PXP Texas, Inc. and Vintage Production California LLC, Occidental of Elk Hills, Inc., Occidental Permian Ltd., Oxy USA Inc. and Occidental International Oil & Gas Ltd.

Exhibit 99.1	Press Release dated October 4, 2006.

Exhibit 99.2	Press Release dated October 4, 2006.

Exhibit 99.3	Pro forma financial information.